UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2012

PERNIX THERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-14494	33-0724736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10003 Woodloch Forest Drive The Woodlands, TX	77354
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 934-1825

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01  Entry into a Material Definitive Agreement

On November 13, 2012, Pernix Therapeutics Holdings, Inc., a Maryland corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Cypress Pharmaceuticals, Inc., a Mississippi corporation (“Cypress”), all of the stockholders of Cypress (the “Sellers”), and for limited purposes set forth therein, an individual as agent of the Sellers.  Pursuant to the Purchase Agreement, the Company agreed to purchase from the Sellers all of the outstanding capital stock of Cypress (the “Cypress Shares”).  By virtue of the purchase of the Cypress Shares, the Company is indirectly acquiring Hawthorn Pharmaceuticals, Inc., a Mississippi corporation and wholly-owned subsidiary of Cypress.  In exchange for the Cypress Shares, the Company has agreed to pay an aggregate purchase price of approximately $101 million, consisting of $68.5 million in cash, $12.5 million of common stock of the Company (the “Stock Consideration”), $5.5 million payable on December 15, 2013 (the “Holdback Date”), $4.5 million to be deposited in escrow on the Holdback Date and up to an aggregate of $10 million payable upon the occurrence of certain milestone events (each, a “Milestone Event”).  Upon the occurrence of each Milestone Event, the Company has agreed to pay $5 million as a milestone payment therefor (each, a “Milestone Payment”), up to an aggregate of $10 million.  The Milestone Payments may be paid by the Company, at its option, in cash, by issuing shares of common stock of the Company (the “Milestone Shares”) or a combination thereof; provided, however, that in no event will the Company issue Milestone Shares valued in excess of (i) $2.5 million in satisfaction of the initial Milestone Payment or (ii) $5 million in the aggregate in satisfaction of such Milestone Payments.

The Purchase Agreement contains customary representations, warranties, covenants and indemnities by the parties, and the closing of the transactions contemplated by the Purchase Agreement (the “Closing”) is subject to the satisfaction of certain customary conditions described therein, including, but not limited to, applicable regulatory approvals and the consummation of certain debt financing relating to the transactions contemplated by the Purchase Agreement. The Closing is expected to occur by the end of 2012.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 2.02  Results of Operations and Financial Condition

The information in this Item 2.02 of this Current Report on Form 8-K is being furnished pursuant to Item 2.02 of Form 8-K and, according to general instruction B.2. thereunder, the information in this Item 2.02 of this Current Report on Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Item 2.02 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amend (the “Securities Act”).

On November 14, 2012, the Company announced financial results for the third quarter ended September 30, 2012.

A copy of such press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities

The information in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.  As described in Item 1.01, at the Closing the Company has agreed to issue the Stock Consideration and, upon the occurrence of each Milestone Event, the Company may issue and deliver the Milestone Shares as a portion of the consideration for the Cypress Shares.  The issuance of the Stock Consideration and Milestone Shares, if any, is expected to be undertaken in reliance upon the exemption from registration afforded by Section 4(2) under the Securities Act.  Pursuant to the Purchase Agreement, the Company has agreed to file a registration statement to register the resale of the Stock Consideration and the Milestone Shares, if any, on Form S-3 within thirty-four (34) days following the Closing.

Item 8.01  Other Events

On November 14, 2012, the Company issued a press release with respect to entering into the Purchase Agreement, as described under Item 1.01 of this Current Report on Form 8-K.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

2.1	Securities Purchase Agreement, dated as of November 13, 2012, by and among Pernix Therapeutics Holdings, Inc., Cypress Pharmaceuticals, Inc., all of the stockholders of Cypress Pharmaceuticals, Inc. and an individual as agent of all of the stockholders of Cypress Pharmaceuticals, Inc.

99.1	Press Release dated November 14, 2012

99.2	Third Quarter Earnings Release dated November 14, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PERNIX THERAPEUTICS HOLDINGS, INC.

Date: November 15, 2012	By:	/s/ David P. Becker
David P. Becker
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Securities Purchase Agreement, dated as of November 13, 2012, by and among Pernix Therapeutics Holdings, Inc., Cypress Pharmaceuticals, Inc., all of the stockholders of Cypress Pharmaceuticals, Inc. and an individual as agent of all of the stockholders of Cypress Pharmaceuticals, Inc.

99.1	Press Release dated November 14, 2012

99.2	Third Quarter Earnings Release dated November 14, 2012